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                                                                  EXHIBIT (a)(2)

                        BINDVIEW DEVELOPMENT CORPORATION
                    OFFER TO RESCIND THE EXCHANGE OF OPTIONS

                               NOTICE TO WITHDRAW
                                 FROM THE OFFER


         I previously received a copy of (i) a Stock Option Exchange Offer;
(ii) an Offer to Rescind the Exchange of Certain Outstanding Options for New Options (the "Rescission Offer"); (iii) the memorandum from Edward L. Pierce, Senior Vice President and Chief Financial Officer dated on or about December 3 2002, and (iv) an Election Form and Cancellation Agreement (the "Election Form"). I signed and returned the Election Form, in which I elected to accept BindView Development Corporation's ("BindView" or the "Company") offer to exchange (the "Offer") some of or all of my eligible options. I now wish to rescind that election and reject BindView's Offer to exchange my options. I understand that by signing this Notice and delivering it to Kelly Gillespie, by 5:00 p.m. Houston Time on or before June 27, 2003, I will be able to withdraw my acceptance of the Offer and instead reject the Offer to exchange options. I have followed the instructions attached to this Notice.

         I understand that in order to withdraw my acceptance of the Offer, I must sign, date and deliver this Notice via facsimile (fax # (713) 561-1376) or mail to Kelly Gillespie, BindView Development Corporation, 25th Floor reception desk, 5151 San Felipe, Suite 2500, Houston, Texas 77056 by 5:00 p.m. Houston Time on or before June 27, 2003.

         I understand that by withdrawing my acceptance of the Offer to exchange options, I will not receive any New Options pursuant to the Offer and I will keep the Qualifying Old Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between BindView and me.

         I have signed this Notice and printed my name exactly as it appears on my Qualifying Old Option agreement(s).

         I WITHDRAW MY PREVIOUS ACCEPTANCE OF THE OFFER TO EXCHANGE ANY
OPTIONS.

------------------------------  -----------------------------------------------
Employee Signature              Government ID, e.g. Social Security #,
                                  Social Insurance # etc.

------------------------------  -------------------------  --------------------
Employee Name (Please Print)    E-mail Address             Date and Time

 RETURN TO KELLY GILLESPIE NO LATER THAN 5:00 P.M. HOUSTON TIME, JUNE 27, 2003
     VIA FACSIMILE AT (713) 561-1376 OR VIA MAIL OR HAND DELIVERY C/O 25TH FLOOR RECEPTIONIST, 5151 SAN FELIPE, SUITE 2500, HOUSTON, TEXAS 77056.

                          BINDVIEW WILL SEND AN E-MAIL
              CONFIRMATION WITHIN TWO (2) BUSINESS DAYS OF RECEIPT


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             INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER

      FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO RESCIND THE
                              EXCHANGE OF OPTIONS

         1. Delivery of Notice to Withdraw from the Offer.

         A properly completed and executed original of this Notice to Withdraw from the Offer (or a facsimile of it), and any other documents required by this Notice to Withdraw from the Offer, must be received by Kelly Gillespie, either via mail to BindView Development Corporation, 25th Floor reception desk, 5151 San Felipe, Suite 2500, Houston, Texas 77056 or via facsimile (fax # (713) 561-1376) on or before 5:00 p.m. Houston Time on June 27, 2003 (the "Expiration Date"). If the Offer is extended, you may submit a Notice to Withdraw from the Offer at any time until the extended expiration of the Offer.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY MAIL YOUR NOTICE TO WITHDRAW FROM THE OFFER TO KELLY GILLESPIE, AT THE COMPANY, OR YOU MAY FAX IT TO HER AT THE NUMBER LISTED ON THE FRONT COVER OF THIS NOTICE TO WITHDRAW FROM THE OFFER. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR NOTICE TO WITHDRAW WITHIN TWO (2) BUSINESS DAYS OF DELIVERY. IF YOU HAVE NOT RECEIVED A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE KELLY GILLESPIE HAS RECEIVED YOUR NOTICE TO WITHDRAW.

         ALTHOUGH IT IS OUR INTENT TO SEND YOU A CONFIRMATION OF RECEIPT OF THIS NOTICE, BY SIGNING THIS NOTICE TO WITHDRAW FROM THE OFFER (OR A FACSIMILE OF IT), YOU WAIVE ANY RIGHT TO RECEIVE ANY NOTICE OF THE WITHDRAWAL OF YOUR OPTIONS FROM THE EXCHANGE.

         2. Signatures on This Notice to Withdraw from the Offer.

         If this Notice to Withdraw from the Offer is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

         If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

         3. Other Information on This Notice to Withdraw from the Offer.

         In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         4. Requests for Assistance or Additional Copies.
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         Any questions or requests for assistance, as well as requests for additional copies of the Recission Offer or this Notice to Withdraw from the Offer (which will be furnished at the Company's expense) should be directed to:

                  Kelly Gillespie
                  BindView Development Corporation
                  5151 San Felipe, Suite 2500
                  Houston, Texas 77056
                  (713) 561-4000

         5. Irregularities.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Notice to Withdraw from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Withdraw from the Offer that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw from the Offer, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw from the Offer must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE NOTICE TO WITHDRAW FROM THE OFFER (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

         6. Additional Documents to Read.

         You should read the Recission Offer and all documents referenced therein before making any decisions regarding participation in, or withdrawal from, the Offer.

         7. Important Tax Information.

         You should refer to Section 14 of the Recission Offer, which contains important U.S. federal income tax information.